Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alejandro San Miguel and Jeffrey M. Rojek, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) and any and all amendments (including post-effective amendments) to be filed by GLG Partners, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act the shares of Common Stock, par value $.0001 per share, of the Company (the “Common Stock”) issuable under the 2009 Long-Term Incentive Plan of the Company, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Noam Gottesman Noam Gottesman	Chairman of the Board, Co- Chief Executive Officer and Director (co-principal executive officer)	June 8, 2009

/s/ Emmanuel Roman Emmanuel Roman	Co-Chief Executive Officer and Director (co-principal executive officer)	June 8, 2009

/s/ Pierre Lagrange Pierre Lagrange	Director	June 8, 2009

/s/ Ian G. H. Ashken Ian G.H. Ashken	Director	June 8, 2009

Signature	Title	Date

Martin A. Franklin	Director

/s/ James N. Hauslein James N. Hauslein	Director	June 8, 2009

/s/ William P. Lauder William P. Lauder	Director	June 8, 2009

/s/ Jeffrey M. Rojek Jeffrey M. Rojek	Chief Financial Officer (principal financial and accounting officer)	June 8, 2009